Exhibit 10.23

PARTICIPATING PHARMACY AGREEMENT

This Participating Pharmacy Agreement (this “Agreement”) is made effective as of the date of Pharmacy’s signature below (the “Effective Date”), between Medzoomer, Inc., a Delaware corporation (“Medzoomer”), and the undersigned Pharmacy (“Pharmacy”) and collectively as the “Parties” and each a “Party”).

Medzoomer uses its proprietary Software as a Service Platform (“Platform”) to manage and facilitate delivery of prescription pharmaceuticals (“Packages”) through its proprietary system of contracted couriers, (“Subcontracted Couriers”). Pharmacy desires to arrange for same day delivery of Packages from the Pharmacy to its customers (“Customers”) either at their homes, places of business, or other Customer designated locations.

The parties agree as follows:

1. TERM. This Agreement begins on the Effective Date and continues for one-year. This Agreement automatically renews for successive one-year terms unless a Party gives written notice of its intent not to renew not less than ninety (90) days prior to the end of the term.

2. STATEMENTS OF WORK. Details regarding Delivery Services, additional obligations of the parties and applicable fees, and other charges will be set forth in a Statement of Work executed by the parties separate from this Agreement, (the “SOW”). Pharmacy shall pay Medzoomer according to the SOW. The SOW is governed by and incorporated into this Agreement. Invoices for Service fees shall be payable by the Pharmacy upon receipt and in no event later than fifteen (15) days thereafter. Medzoomer reserves the right to immediately terminate this Agreement if Pharmacy becomes more than thirty (30) days past due for payment of any invoices for Service fees. For billing or invoicing inquiries to Medzoomer: support@medzoomer.com.

3. DELIVERY SERVICES.

(A) Delivery Conditions. For each Pharmacy, Medzoomer will deliver Packages to Customers pursuant to the terms of this Agreement (“Delivery Services” or “Services”) as further defined in one or more SOWs. Medzoomer shall at no time deliver any alcoholic beverage or tobacco Package, and at no time does Medzoomer take title to Packages. Medzoomer may refuse to take custody of the Package if any of the below conditions are not met;

(i) Pharmacy shall prepare all Packages for delivery in properly sealed and labeled, tamper proof containers;

(ii) Pharmacy shall provide any instructions to the Subcontracted Courier necessary for Subcontracted Courier to care for and maintain the integrity of the Packages so they may ultimately be delivered to a Customer for safe use. Such instructions shall include requirements regarding the temperature at which the Packages need to be maintained during transport and any other similar instructions;

(iii) Pharmacy will provide proof of delivery information which shall include the date filled and the name of the Customer;

(iv) Pharmacy is responsible for compliance with all applicable laws and regulations related to the delivery of Packages, including any applicable requirements regarding verification of the Customer’s identity prior to delivery of a Package containing a controlled substance, and for providing clear instructions to Medzoomer and Subcontracted Couriers. Pharmacy assumes all liability for any and all claims arising out of the provision of Delivery Services by Medzoomer and its Subcontracted Couriers where such claims are related to compliance with applicable federal or state laws and regulations Pharmacy shall fully indemnify and hold harmless Medzoomer and Subcontracted Couriers for any and all claims, penalties, damages, costs, and losses, including without limitation attorney’s fees and costs, related to Pharmacy’s request for Delivery Services in a manner that violates state and/or federal laws.

(B) Couriers. Pharmacy understands that Medzoomer is a service for facilitating and monitoring Delivery Services, and that the delivery of Packages will be performed by Medzoomer’s Subcontracted Couriers. Consistent with its obligations herein, Medzoomer reserves the right to select the specific Subcontracted Courier that will perform deliveries for Pharmacy. Pharmacy agrees that it is not a third-party beneficiary of any contract for Delivery Services between Medzoomer and its vendor or vendors. Medzoomer shall ensure that all Subcontracted Couriers providing Services on behalf of Medzoomer hereunder are licensed, insured, drivers and that they are not excluded from participation in federal healthcare programs.

(C) Communication with Customers. When a delivery request is submitted to the Platform, the Customer will receive an SMS text message from Medzoomer, sent to the phone number entered by Pharmacy. SMS text messages will only contain information relating to the status of the delivery, including a link that allows the Customer to access additional details, and an option to opt-out of future text messages. If the phone number provided by the Pharmacy is a landline number (i.e. not a mobile number capable of receiving text messages), Pharmacy will inform Subcontracted Courier that the number is a landline and Subcontracted Courier will attempt to contact the Customer by phone to provide delivery updates.

(D) Proof of Delivery. As further defined in one of more SOWs, Medzoomer shall require each Subcontracted Courier to make commercially reasonable efforts to obtain a signed proof of delivery from each Customer in accordance with Medzoomer’s standard practices and procedures and as directed by Pharmacy. If a Pharmacy requests proof of delivery that deviates from Medzoomer’s standard practices and procedures, the Pharmacy may request a custom proof of delivery process. Medzoomer will review such request and provide an estimate for the Service fees required to support the request. Notwithstanding the foregoing, Pharmacy acknowledges that, in accordance with Section 3(iv) of this Agreement, Pharmacy is responsible for compliance with all applicable federal and state laws regarding applicable requirements for proof of delivery or verification of the identity of a Customer taking delivery of a Package.

(E) As further defined in one of more SOWs, any Package that a Subcontracted Courier is unable to deliver for any reason other than due to Medzoomer or Subcontracted Courier’s negligence (each a “Failed Delivery”) will be returned to Pharmacy on the same day it is picked up for delivery. For purposes of returning a Failed Delivery, Pharmacy agrees to make Pharmacy personnel available to receive the returned Package or to provide a secure drop box where Subcontracted Courier can deposit the Package. Except for Failed Deliveries due to Medzoomer or Subcontracted Courier’s negligence, Pharmacy agrees to compensate Medzoomer for any Failed Deliveries in accordance with the financial and pricing terms described in the SOW.

(F) If Subcontracted Courier cannot complete a delivery because of a lost Package attributable to the negligence of Subcontracted Courier, Medzoomer will reimburse Pharmacy for the actual costs of such lost Package, not to exceed five hundred dollars ($500) per lost Package. Further, if Package contained a controlled substance, Medzoomer will report the lost or stolen item(s) to the police.

(G) Medzoomer shall securely store the signatures and make them available in accordance with its standard practices and reports. To the extent that Pharmacy does not require a signature that is required under applicable law for a particular Package, Pharmacy shall be solely responsible for failing to secure such signature. Pharmacy acknowledges that Medzoomer and Subcontracted Couriers act solely as courier services and Pharmacy is solely responsible for identifying legal requirements applicable to the delivery of a particular Package or location, including any requirements related to the delivery of controlled substances.

4. DELIQUENT INVOICES AND CHARGES.

(A) Delinquent Invoices and Charges. An invoice will be deemed delinquent if Pharmacy does not pay it within fifteen (15) days of receiving the invoice (Delinquent Invoice(s)”). If Pharmacy has two (2) Delinquent Invoices, Medzoomer is hereby authorized to charge, and process, the Pharmacy payment method on file an additional fee of 3.5% of the amount due on each Delinquent Invoice (“Delinquency Fee”). Medzoomer reserves the right to process payments for Delinquent Invoices on a recurring basis and without further notice. Pharmacy agrees to the automatic deduction of Delinquent Invoice services fees, Delinquency Fees, and any other fees on the Delinquent Invoices without further notice from Medzoomer, and specifically authorizes Medzoomer to electronically charge the Pharmacy payment method on file for the fees specified herein, without additional notice. Pharmacy will provide Medzoomer with any updated payment information within 72 hours of any change. Pharmacy certifies that it is an authorized user of the payment information provided and that Pharmacy and the legal representative executing this Agreement have full legal authority to authorize recurring transactions to such account. This recurring payment authorization will remain in effect until Pharmacy cancels it in writing by submitting the request to Medzoomer and providing new payment information.

(B) Tolls and Other Fees. If Subcontracted Couriers incur tolls or other fees while delivering Packages, Medzoomer is authorized to add the amount of the toll or other fee to the Pharmacy’s invoice. Invoices for tolls and other fees shall be payable by the Pharmacy upon receipt and in no event later than fifteen (15) days thereafter. Medzoomer reserves the right to immediately terminate this Agreement if Pharmacy becomes more than thirty (30) days past due for payment of any invoices for tolls and other fees.

5. TERMINATION. Either Party may terminate this Agreement at any time and for any reason with written notice to the other Party ninety (90) days prior to such termination. Upon written notice of a material breach of this Agreement, the breaching Party shall have thirty (30) days to cure the breach. If the breaching Party does not cure the breach, the noticing Party is entitled to immediately terminate the Agreement. Medzoomer reserves the right to immediately terminate this Agreement if, in its sole discretion, it determines that Pharmacy is utilizing Medzoomer’s Delivery Services to further fraud upon or waste or abuse of resources of commercial payers, government payers, or Medzoomer, or in connection with other activity that violates the law. Upon the termination of this Agreement, Medzoomer shall promptly cease Services and the Pharmacy’s obligations under Section 2 and the SOW shall continue for any Service fees incurred prior to termination.

6. SOFTWARE AS A SERVICE AND NETWORK ACCESS. By executing this Agreement and subject to Pharmacy’s compliance with all other terms of this Agreement, Medzoomer will provide Pharmacy a non-exclusive, non-transferable right to access and use Medzoomer’s proprietary software Platform related to the Delivery Services provided herein and other services related thereto. The Platform provides Pharmacy with access to the Medzoomer network of Subcontracted Couriers and the ability to order Delivery Services described in Section 3. By using the Platform, Pharmacy agrees to be bound by the Pharmacy Terms of Use and Privacy Policy. The Parties acknowledge that Pharmacy retains all right, ownership, and interest in its identifiable data maintained in the Platform, but that Pharmacy data in the Platform may be aggregated and de-identified by Medzoomer (“Medzoomer’s Processed Data”), subject to the terms of the Business Associate Agreement between the Parties. Pharmacy grants Medzoomer a non-exclusive, fully paid, worldwide, non-transferable right and license to create Medzoomer Processed Data from Pharmacy data maintained in the Platform. Medzoomer owns and retains all right, ownership, and interest in Medzoomer’s Processed Data.

7. INTELLECTUAL PROPERTY. Medzoomer or its licensors shall be the sole and exclusive owner, including all intellectual property rights, of Medzoomer’s Platform and of all materials provided by Medzoomer to Pharmacy, including (a) any and all trademarks, content, texts, designs, software, methodologies, tools, specifications, drawings, sketches, models, samples, records, documentation, works of authorship or creative works, ideas, knowledge, data, or other materials, (b) any and all of Pharmacy’s input, responses to Medzoomer inquiries, surveys, or suggestions with respect to Medzoomer’s Intellectual Property, (c) any and all improvements, enhancements, modifications, and derivative works of any of the foregoing, and (d) any and all de-identified data sets derived or created from data maintained by Pharmacy in the Platform pursuant to this Agreement (collectively, “Medzoomer’s Intellectual Property”). Pharmacy shall not obtain any rights in or to Medzoomer’s Intellectual Property. Except for any rights granted to Pharmacy in this Agreement, nothing contained herein or otherwise shall be construed to grant to Pharmacy any right, title, license, or other interest in, to, or under any Medzoomer Intellectual Property, whether by estoppel, implication, or otherwise. Pharmacy shall not challenge, or assist any person or entity in challenging, Medzoomer’s or its licensors’ right, title, and interest in any Medzoomer Intellectual Property.

8. HIPAA. The Parties agree to comply with the Health Information Portability and Accountability Act of 1996 (“HIPAA”) and all other applicable federal and state laws, rules and regulations relating to patient confidentiality or privacy of “protected health information” as that term is defined under HIPAA, including information provided by Pharmacy to Medzoomer in order to effect deliveries. As part of such compliance, Pharmacy and Medzoomer agree that Medzoomer is a “business associate” of Pharmacy and by executing this Agreement, the parties agree to be bound by the terms of the Business Associate Agreement attached hereto as Exhibit A and incorporated herein. Pharmacy agrees not to provide Medzoomer’s Subcontracted Couriers with access to any protected health information. In furtherance of the foregoing, Pharmacy acknowledges that Medzoomer’s Subcontracted Couriers are not authorized to have access to protected health information and are acting solely as conduits for the transport of protected health information rather than subcontracted business associates to Medzoomer.

9. WARRANTIES. Pharmacy warrants that it will comply with all applicable state and federal laws, regulations, and/or rules of state boards of pharmacy regarding the delivery of Packages to Customers. Pharmacy warrants that each request for Delivery Services is submitted accurately and in compliance with applicable law, including the accurate designation of whether the Package contains a controlled substance. Pharmacy warrants that it will communicate any such requirements to Medzoomer and Subcontracted Couriers prior to delivery. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, TITLE OR FITNESS FOR A PARTICULAR PURPOSE.

10. REPRESENTATIONS. Pharmacy makes the following representations and acknowledgments:

(A) Pharmacy represents that each request for delivery of a particular Package will be compliant with Applicable Law, will to the best of their knowledge be for a legitimate medical need, and that any specific requirements will be clearly communicated in writing to Subcontracted Couriers upon pickup. Pharmacy acknowledges that Subcontracted Couriers are couriers, and do not assume responsibility for identifying packaging, temperature, or any other requirements, including legal or regulatory requirements, that apply to a specific medication.

(B) Pharmacy represents that they will not knowingly ask Medzoomer or its Subcontracted Couriers to deliver a Package in any manner that violates applicable state and/or federal laws, regulations, and/or rules of state boards of pharmacy regarding the delivery of Packages.

(C) Pharmacy acknowledges that neither Medzoomer nor Subcontracted Couriers: (i) are a distributor and, (ii) at no time does Medzoomer or a Subcontracted Courier take title to Packages. Pharmacy acknowledges that it retains sole responsibility for identifying suspicious orders, suspicious prescribing patterns, and/or other activity that may indicate a violation of state or federal law, including without limitation, (“Red Flags”) related to the Packages that indicate substance abuse or drug diversion. Pharmacy represents and warrants that it has implemented processes for utilization review and identifying Red Flags and will not request that Subcontracted Couriers deliver Packages that have not been prescribed, to the best of its knowledge, for a legitimate medical purpose.

(D) Pharmacy authorizes Subcontracted Couriers to report any potential violations of state and/or federal law related to the delivery of controlled substances. Subcontracted Couriers may decline delivery of Packages if Subcontracted Courier reasonably determines that the requested delivery could potentially violate state and/or federal laws.

(E) Pharmacy is solely responsible for the accuracy of the phone number(s) and mailing and delivery addresses (“Contact Data”) entered into the Platform and for establishing the requisite authority or permission for Medzoomer to contact each recipient in connection with a Delivery Request. Pharmacy agrees that Medzoomer is not responsible for any claims or damages resulting from Pharmacy’s obligations in this subsection and further agrees to indemnify Medzoomer from any claims arising from Pharmacy’s representations in this subsection.

11. ASSIGNMENT. Neither Party shall assign its rights or delegate any of its obligations hereunder, without the prior written consent of the other Party, such consent which shall not be unreasonably withheld, provided, that Medzoomer may, without Pharmacy’s consent, assign this Agreement in whole to an entity that acquires all or substantially all of the business or assets of Medzoomer. Notwithstanding the foregoing, Pharmacy agrees that Medzoomer uses Subcontracted Couriers for its Delivery Services and the use of such Subcontracted Couriers shall not require Pharmacy’s prior written consent.

12. WAIVER AND SEVERABILITY. No failure or delay on the part of either party in exercising any right under the Agreement will operate as a waiver of, or impair, any such right. No waiver of any such right will have effect unless expressly and affirmatively made in a written document signed by the party waiving such right. No waiver shall constitute or be construed as a continuing waiver or a waiver in respect of any subsequent default, either of similar or different nature, unless expressly so stated in such writing. No course of dealing, nor any failure or delay in exercising any right, shall be construed as a waiver, and no single or partial exercise of a right shall preclude any other or further exercise of that right or any other right. If any part of the Agreement is held to be void or unenforceable, it and any related provisions will be interpreted to best accomplish the unenforceable provision’s essential purpose, or such part will be treated as severable, leaving the remainder of the Agreement valid.

13. NON-EXCLUSIVITY. Medzoomer shall not be prohibited or precluded from performing any services for any third party, or other pharmacy including any pharmacy that has signed Medzoomer’s Participating Pharmacy Agreement with respect to Packages or services directly competitive with Pharmacy.

14. INDEMNIFICATION. Pharmacy shall indemnify, defend and hold harmless Medzoomer and its affiliates, and each of their respective directors, officers, employees, agents and Subcontracted Couriers (collectively, the “Medzoomer Indemnitees”) from and against any and all claims, sanctions, penalties, criminal damages or fines, or civil or monetary damages of any kind incurred by any Medzoomer Indemnitee in connection with any claim arising from: (a) the negligence or intentional misconduct or fraud by Pharmacy or any of its affiliates; (b) a breach of this Agreement or any warranties defined in this Agreement by Pharmacy or any of its affiliates; (c) Pharmacy’s request to deliver a Package in a manner that violates any applicable law or regulation; and (d) Pharmacy’s breach of its obligations regarding Contact Data.

15. LIMITATION OF LIABILITY. Except for a Party’s Indemnification obligations, neither Party shall be liable to the other Party for any incidental, indirect, consequential, punitive or special damages, including lost profits, arising out of this Agreement or any non-performance of this Agreement; provided, however, there shall be no limit on any damages recoverable by a Party in instances where the other Party has been grossly negligent or has engaged in willful misconduct or fraud. IF PHARMACY IS DISSATISFIED WITH THE PLATFORM OR SERVICES OR ANY OF MEDZOOMER’S TERMS, CONDITIONS, RULES, POLICIES, GUIDELINES, OR PRACTICES, OR OTHERWISE HAS A DISPUTE WITH MEDZOOMER, PHARMACY’S SOLE AND EXCLUSIVE REMEDY IS TO TERMINATE THIS AGREEMENT AND DISCONTINUE USING THE PLATFORM AND SERVICES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MEDZOOMER SHALL NOT BE LIABLE UNDER ANY CIRCUMSTANCES OR UNDER ANY LEGAL THEORY, WHETHER IN TORT, CONTRACT, OR OTHERWISE, WITH RESPECT TO THE PLATFORM OR SERVICES, OR ANY OTHER SUBJECT MATTER OF THIS AGREEMENT, FOR (A) ANY DAMAGES FOR LOST DATA OR CONTENT, LOSS OF PROFITS,WORK STOPPAGE, BUSINESS INTERRUPTION, MEDICAL MALPRACTICE OR NEGLIGENCE OF ANY HEALTHCARE PROVIDER, PHARMACY, OR OTHER PARTY UTILIZED THROUGH USE OF THE PLATFORM OR SERVICES, EVEN IF MEDZOOMER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, (B) THE COST OF PROCUREMENT OF SUBSTITUTE SERVICES, (C) ANY USER GENERATED CONTENT, OR ANY CONTENT OF ANY OTHER USER OF THE SERVICES, OR (D) ANY MATTERS BEYOND MEDZOOMER’S REASONABLE CONTROL. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE MAXIMUM AGGREGATE LIABILITY OF MEDZOOMER FOR ALL DAMAGES, LOSSES, LIABILITIES, COSTS AND EXPENSES UNDER ANY LEGAL THEORY, WHETHER IN TORT, CONTRACT, OR OTHERWISE, WITH RESPECT TO, ARISING OUT OF OR RELATED TO THE PLATFORM OR SERVICES, OR ANY OTHER SUBJECT MATTER OF THIS AGREEMENT SHALL BE LIMITED TO THE FEES THAT PHARMACY PAID MEDZOOMER IN THE THREE (3) MONTH PERIOD IMMEDIATELY PRECEDING THE CIRCUMSTANCES GIVING RISE TO THE CLAIM OR IF NO FEES WERE PAID, ONE HUNDRED U.S. DOLLARS ($100). THE LIMITATIONS AND DISCLAIMERS IN THIS SECTION DO NOT PURPORT TO LIMIT LIABILITY OR ALTER PHARMACY’S RIGHTS THAT CANNOT BE EXCLUDED UNDER APPLICABLE LAW.

16. FORCE MAJEURE. Neither Pharmacy nor Medzoomer will be liable for delays in performing their respective obligations to the extent such delay is caused by any unforeseeable conditions which are beyond the reasonable control of the Parties, including the following: storms, floods, acts of God, acts of civil or military authorities, labor disputes, fires, epidemics, pandemics, wars, or riots (“Force Majeure Events”). If any Force Majeure Events exist, the effected Party shall be responsible for notifying the other Party of the cause and extent of any Force Majeure. In the event a delay of one Party’s obligations under this paragraph extends beyond fifteen (15) days, the other Party may terminate this Agreement upon notice without penalty to the terminating Party.

17. MEDIATION; ARBITRATION.

(A) Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof or the use of the Platform or Services (collectively, “Disputes”) not resolved after good faith negotiation within ten (10) days following the date either Pharmacy or Medzoomer provides written notice of a dispute to the other party, Pharmacy and Medzoomer shall promptly attempt in good faith to resolve the Dispute by non-binding mediation in Hillsborough County, Florida. The Parties shall select a mediator and engage in mediation within twenty-five (25) days after the notice of the Dispute. If Pharmacy and MedZoomer cannot mutually agree on a mediator, each will choose a mediator, and those mediators will work together to choose the mediator who will handle the mediation. Pharmacy and MedZoomer shall share equally in the costs of the mediator. Each Party will be responsible for its own attorneys’ fees.

(B) Any Disputes that are not settled by mediation shall be settled by binding arbitration between Pharmacy and Medzoomer, except that each party retains the right to seek injunctive or other equitable relief in a court of competent jurisdiction to prevent the actual or threatened infringement, misappropriation or violation of a party’s copyrights, trademarks, trade secrets, patents or other intellectual property rights. The arbitration will be administered by the American Arbitration Association (“AAA”) in accordance with the Commercial Arbitration Rules and the Supplementary Procedures for Consumer Related Disputes (the “AAA Rules”) then in effect, except as modified by this section.

(C) A party who desires to initiate arbitration must provide the other party with a written demand for arbitration as specified in the AAA Rules. The arbitrator will be either a retired judge or an attorney licensed to practice law in the state of Florida and will be selected by the parties from the AAA’s roster of consumer dispute arbitrators. If the parties are unable to agree upon an arbitrator within seven (7) days of delivery of the demand for arbitration, then the AAA will appoint the arbitrator in accordance with the AAA Rules.

(D) Unless Pharmacy and Medzoomer otherwise agree, the arbitration will be conducted in Hillsborough County, Florida. If the Dispute does not exceed $10,000, then the arbitration will be conducted solely on the basis of documents Pharmacy and Medzoomer submit to the arbitrator, unless a request for a hearing is made or the arbitrator determines that a hearing is necessary. The arbitrator will render an award within the time frame specified in the AAA Rules. The arbitrator’s decision will include the essential findings and conclusions upon which the arbitrator based the award. Judgment on the arbitration award may be entered in any court having jurisdiction thereof. The arbitrator’s award damages must be consistent with the terms of the “Limitation of Liability” section above as to the types and the amounts of damages for which a party may be held liable. The arbitrator may award declaratory or injunctive relief only in favor of the claimant and only to the extent necessary to provide relief warranted by the claimant’s individual claim.

18. GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. All actions or proceedings between the parties that arise out of, or have to do with, this Agreement shall be brought in or located in Hillsborough County, Florida.

19. NOTICES. All notices, requests, consents and other communications hereunder to any party shall be in writing and shall be considered given with proof of receipt. Such notice and document shall be addressed in accordance with the address listed on the signature page hereof.

20. INDEPENDENT CONTRACTOR RELATIONSHIP. The Parties are independent contractors, and nothing contained in this Agreement is intended, and shall not be construed, to place the Parties in the relationship of partners, principal and agent or employer/employee.

Neither Party shall have any right, power or authority to bind or obligate the other, nor shall either Party hold itself out as having such right, power or authority.

21. ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with all Exhibits attached hereto, or links to terms, conditions or other agreements described herein, constitutes the entire agreement between the Parties, and supersedes all prior agreements, representations, warranties and undertakings, both written and oral, between the Parties with respect to the subject matter hereof. Amendments or additions to this Agreement may be made only upon a mutually agreed documentation executed between Pharmacy and Medzoomer.

22. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission or .pdf) in one or more counterparts, and by the Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Participating Pharmacy Agreement to be executed by their duly authorized representatives as of the Effective Date.

MEDZOOMER: Medzoomer, Inc., a Delaware Corporation Marvin Kloss, President

Notice Address: Medzoomer, Inc.,

601 N. Ashley Drive, Suite 1100-93591

Tampa, Florida 33602

marvinvkloss@gmail.com

COMMUNITY SPECIALTY PHARMACY

[PHARMACY NAME]:

By:	DOMINIQUE NGUYEN
[executive’s name]
Date:	2/6/2023

Notice Address:

6308 BENJAMIN ROAD
SUITE 709
TAMPA, FL 33634

EXHIBIT A

BUSINESS ASSOCIATE AGREEMENT

This Business Associate Agreement (the “Business Associate Agreement”) is entered into as of the last date of signature of the Participating Pharmacy Agreement between Pharmacy (“Covered Entity”) and MEDZOOMER, LLC, including its affiliates and subsidiaries, (“Business Associate”). This Business Associate Agreement is specifically intended to and shall supersede and replace any business associate agreement previously entered by the parties.

RECITALS

WHEREAS, Congress enacted the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH Act”) provisions and any regulations promulgated thereunder, including but not limited to the Privacy Rule, the Security Rule, the Enforcement Rule and the Breach Notification Rule, as such laws and regulations may be amended from time to time (collectively the “HIPAA Rules”); and

WHEREAS, Business Associate is performing services on behalf of Covered Entity under one or more agreements (“Service Agreement” or “Service Agreements”) under which Covered Entity discloses or may disclose individually identifiable health information to Business Associate, and Business Associate will have access to, create, receive, maintain and/or transmit certain Protected Health Information in conjunction with the services being provided under the Service Agreement; and

WHEREAS, by providing the services under the Service Agreement, the Business Associate is considered a “business associate” of the Covered Entity, as that term is defined under the HIPAA Rules.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

1.	Definitions. Terms used but not otherwise defined in this Business Associate Agreement shall have the same meaning as set forth in the HIPAA Rules. For purposes of this Business Associate Agreement, the following capitalized terms shall have the meanings ascribed to them below:

(a)	“Designated Record Set” shall have the meaning given to such term under 45 CFR §164.501.

(b)	“Electronic Protected Health Information” shall have the meaning given to such term under 45 CFR §160.103.

(c)	“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder, as amended.

(d)	“Individual” shall have the meaning given to such term under 45 CFR §160.103.

(e)	“Privacy Rule” shall mean the Standards for Privacy of Individually Identifiable Health Information at 45 CFR Part 160 and Part 164, Subparts A and E.

(f)	“Protected Health Information” shall have the meaning given to such term under 45 CFR §160.103.

(g)	“Required by Law” shall have the meaning given to such term under 45 CFR §164.103.

(h)	“Secretary” shall mean the Secretary of the Department of Health and Human Services or his/her designee.

(i)	“Security Incident” shall have the meaning given to such term under 45 CFR §164.304.

(j)	“Security Rule” shall mean the Security Standards for the Protection of Electronic Protected Health Information at 45 CFR Part 160 and Part 164, Subparts A and C.

(k)	“Subcontractor” means a person or entity to whom Business Associate delegates a function, activity, or service, other than in the capacity of a member of the workforce member of Business Associate.

(l)	“Unsecured Protected Health Information” shall have the meaning given to such terms under 45 CFR §164.402.

2.	Obligations of Business Associate.

(a)	Business Associate agrees not to use or disclose Protected Health Information other than as permitted or required by this Business Associate Agreement or as permitted or Required By Law.

(b)	Business Associate agrees to use appropriate safeguards, and to comply with the Security Rule with respect to Electronic Protected Health Information, to prevent the use or disclosure of Protected Health Information other than as provided for by this Business Associate Agreement.

(c)	Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to the Business Associate of a use or disclosure of Protected Health Information by the Business Associate in violation of the requirements of this Business Associate Agreement.

(d)	Business Associate agrees to report to Covered Entity any use or disclosure of Protected Health Information not provided for by this Business Associate Agreement of which it becomes aware, including breaches of unsecured Protected Health Information and any Security Incident of which it becomes aware. Notwithstanding the foregoing, Covered Entity acknowledges that this Business Associate Agreement constitutes notice of all Unsuccessful Security Incidents. For purposes of this Business Associate Agreement, “Unsuccessful Security Incidents” include without limitation: (i) “pings” (a request-response utility used to determine whether a specific Internet Protocol (IP) address, or host, exists or is accessible); (ii) port scans; (iii) malware (such as viruses and worms) that is detected and eradicated prior to having any effect on the relevant information system; (iv) attempts to log on to the information system or enter a database containing Protected Health Information with an invalid password or username; and (v) denial-of-service attacks that do not result in an information system server being taken off-line; so long as no such incident results in a potential unauthorized access, Use, Disclosure, modification, or destruction of Protected Health Information or interference with an information system.

(e)	Business Associate agrees to ensure that its agents and/or subcontractors that create, receive, maintain and/or transmit Protected Health Information agree to substantially the same restrictions and conditions that apply through this Business Associate Agreement to Business Associate.

(f)	If Business Associate maintains any portion of a Designated Record Set for Covered Entity, Business Associate agrees to provide access to Protected Health Information in a Designated Record Set to the Covered Entity as necessary to satisfy Covered Entity’s obligations under 45 CFR 164.524.

(g)	If Business Associate maintains any portion of a Designated Record Set for Covered Entity, Business Associate agrees to make Protected Health Information available for amendment and incorporate any amendments agreed to by Covered Entity.

(h)	Business Associate agrees to make internal practices, books, and records relating to the use and disclosure of Protected Health Information received from, or created or received by, the Business Associate on behalf of the Covered Entity available to the Secretary for purposes of having the Secretary determine the Covered Entity’s compliance with the HIPAA Rules.

(i)	Business Associate agrees to document disclosures of Protected Health Information as required by the Privacy Rule and make such documentation available to Covered Entity as needed to allow the Covered Entity to respond to an Individual’s request for an accounting of disclosures of Protected Health Information.

(j)	To the extent the Business Associate has been engaged to perform any obligation described in the Privacy Rule on behalf of Covered Entity, Business Associate agrees to comply with the requirements of the Privacy Rule that would apply to Covered Entity in the performance of such obligations.

3.	Permitted Uses and Disclosures of Protected Health Information.

(a)	General Use and Disclosure Provisions. The terms of this Business Associate Agreement shall apply to all Protected Health Information created on behalf of, or received directly or indirectly from, Covered Entity, its business associates and all Subcontractors. Business Associate agrees that it shall receive, protect, store, use, disclose, maintain, and return to Covered Entity all Protected Health Information in accordance with the terms and conditions of this Business Associate Agreement. Business Associate may use and disclose Protected Health Information as necessary to perform the services set forth in Service Agreement or as required by law, provided that any such use or disclosure would not violate the Privacy Rule if done by the Covered Entity, except for the specific uses and disclosures specified below. When using or disclosing Protected Health Information or when requesting Protected Health Information from the Covered Entity, the Business Associate shall limit Protected Health Information to the minimum necessary to accomplish the intended purpose of the use, disclosure, or request.

(b)	Management and Administration.

(i)	Business Associate may use Protected Health Information for the proper management and administration of the Business Associate or to carry out the legal responsibilities of the Business Associate.

(ii)	Business Associate may disclose Protected Health Information for the proper management and administration of the Business Associate or to carry out the legal responsibilities of the Business Associate, provided that (1) the disclosure is Required By Law; or (2) the Business Associate obtains reasonable written assurances from the person to whom the information is disclosed that it will remain confidential and be used or further disclosed only as Required By Law or for the purpose for which it was disclosed to the person, and the person agrees to notify Business Associate of any instances of which it is aware in which the confidentiality of the information has been breached.

(c)	Data Aggregation. Business Associate may provide data aggregation services relating to the health care operations of the Covered Entity.

(d)	De-Identification. Business Associate may de-identify Protected Health Information created or received by Business Associate pursuant to this Business Associate Agreement provided that the de-identification conforms to the requirements of the Privacy Rule. The parties acknowledge once Protected Health Information is de-identified by Business Associate, such de-identified data is not subject to the terms of this Business Associate Agreements and may be used by Business Associate for any purpose, without limitation, to the extent permissible by law.

4.	Obligations of the Covered Entity.

(a)	Provisions for the Covered Entity to Inform the Business Associate of Privacy Practices and Restrictions.

(i)	Covered Entity shall notify the Business Associate of any limitation(s) in a covered entity’s notice of privacy practices, to the extent that such limitation may affect the Business Associate’s use or disclosure of Protected Health Information.

(ii)	Covered Entity shall notify the Business Associate of any changes in, or revocation of, permission by an Individual to use or disclose Protected Health Information, to the extent that such changes may affect the Business Associate’s use or disclosure of Protected Health Information.

(iii)	Covered Entity shall notify the Business Associate of any restriction on the use or disclosure of Protected Health Information that Covered Entity agreed to, to the extent that such restriction may affect the Business Associate’s use or disclosure of Protected Health Information.

(b)	Permissible Requests by the Covered Entity. The Covered Entity shall not request the Business Associate to use or disclose Protected Health Information in any manner that would not be permissible under the Privacy Rule if done by the Covered Entity.

5.	Electronic Data Interchange. The Business Associate agrees that if it (or any of its agents or subcontractors) conducts electronic transmissions on behalf of the Covered Entity for which the Secretary has established a “standard transaction,” the Business Associate (and such agents and subcontractors) shall comply with the requirements of the Standards for Electronic Transactions under 45 CFR Parts 160 and 162.

6.	Term and Termination.

(a)	Term. This Business Associate Agreement shall terminate when all Protected Health Information provided by the Covered Entity to the Business Associate or created or received by the Business Associate on behalf of the Covered Entity, is destroyed or returned to the Covered Entity.

(b)	Termination for Cause. Without limiting the termination rights of the parties pursuant to the Service Agreement, in the event of a material breach of the terms of this Business Associate Agreement by the Business Associate, Covered Entity shall provide an opportunity for the Business Associate to cure the breach. Covered Entity may terminate this Business Associate Agreement if the Business Associate does not cure any material breach within twenty (20) days.

(c)	Effect of Termination.

(i)	Except as provided in paragraph (ii) of this subsection, upon termination of this Business Associate Agreement, for any reason, the Business Associate shall retain only that Protected health information which is necessary for Business Associate to continue its proper management and administration or to carry out its legal responsibilities. Business Associate shall return or destroy all other Protected Health Information received from the Covered Entity or created or received by the Business Associate on behalf of the Covered Entity and retain no copies of such Protected Health Information.

(ii)	If Business Associate determines that returning or destroying Protected Health Information is infeasible, Business Associate may retain such Protected Health Information.

(iii)	Business Associate shall extend the protections of this Business Associate Agreement to any retained Protected Health Information.

7.	Miscellaneous.

(a)	Regulatory References. A reference in this Business Associate Agreement to a section in the HIPAA Rules means the section as in effect or as amended.

(b)	Amendment. The parties agree to take such action as is necessary to amend this Business Associate Agreement from time to time as is necessary for the Covered Entity and the Business Associate to comply with the requirements of the HIPAA Rules.

(c)	Interpretation. Any ambiguity in this Business Associate Agreement shall be resolved to permit the parties to comply with the HIPAA Rules. In the event of any inconsistency or conflict between this Business Associate Agreement and the Service Agreement, the terms, provisions, and conditions of this Business Associate Agreement shall govern and control.

(d)	No Third-Party Beneficiary. This Business Associate Agreement is solely for the benefit of the parties hereto and no other party shall be deemed a third-party beneficiary of this Business Associate Agreement.

(e)	Notices. Any notices to be given hereunder shall be made via hand delivery or certified U.S. mail, return receipt requested with a courtesy copy via email.

(f)	No Agency Relationship. Both parties agree that Business Associate is not, and shall not be deemed to be, an agent of the Covered Entity, and both agree that Business Associate is an independent contractor.

(g)	Assignment. This Business Associate Agreement shall follow any permitted assignment of one or more of the Service Agreements, and thereby be applicable to, and binding on, any permitted assignee of one or more of the Service Agreements.

Statement of Work

This Statement of Work (“SOW”) is entered into on the date of Pharmacy’s signature below (the “Effective Date”) by and between Medzoomer, Inc. (“Medzoomer”) and [  ] (“Pharmacy”) pursuant to the Master Services Agreement (the “Agreement”) by and between Medzoomer and Pharmacy. This SOW is subject to and incorporated into the Agreement. Any capitalized term that is not otherwise defined in this SOW will have the meaning given to it in the Agreement. The following represents the approved scope of work authorized by this SOW:

1.	Scope of Services

Medzoomer provides medication and pharmacy product deliveries (“Package(s)”) using a combination of its web-based technology platform (the “Platform”) and related delivery services (collectively, “Delivery Services”). Pharmacy desires to utilize such Delivery Services. Each Pharmacy will submit requests for the delivery of Packages to a designated address (a “Delivery Request”). Medzoomer will route Delivery Requests to its network of independently contracted couriers (“Subcontracted Couriers”), who will deliver the Packages as directed by the Participating Pharmacy.

2.	Assumptions. The fees listed in this SOW assume that the delivery requirements (e.g., signature process, pickup and return requirements), Platform configurations (e.g., reporting requirements, integration requirements), communication standards (e.g. number of text messages or other communications sent to Customers) and other details regarding configuration of the Platform or the provision of Delivery Services as defined in this SOW will substantially conform to Medzoomer’s reasonable standards and procedures for Delivery Services and Platform configuration. Pharmacy may request customizations, additional configurations or changes to Medzoomer’s standards regarding Platform configuration or Delivery Services. In the event of such request from Pharmacy, Medzoomer may review and provide an estimate for additional fees associated with supporting and implementing such request. If mutually approved, the parties will agree in writing to the nature, scope and pricing of such request. Medzoomer may, in its sole discretion, decline to support any request for changes or customizations which deviate from its standards and procedures.

3.	Term and Termination: The Term of this SOW shall begin on the Effective Date and continue for period of one year. This SOW shall automatically renew for subsequent 12-month periods unless either party notifies the other party of its intent not to renew at least 30 days prior to the renewal date. Medzoomer will notify Pharmacy of any price increase for a renewal term at least 60 days prior to renewal.

4.	Detailed Description of Delivery Services:

Medzoomer and Subcontracted Couriers will provide the Delivery Services in accordance with the following process:

a.	Requests for Package Delivery

i.	After configuration and implementation of the Platform in accordance with Medzoomer’s standard practices, Pharmacy will access the Platform pursuant to the terms of the Agreement and this SOW, including the provision of a Pharmacy account and creation of individual usernames and passwords for each individual that will submit requests on behalf of a Participating Pharmacy.

ii.	Pharmacy will enter applicable information required for a Delivery Request, including:

1.	Prescription number, including indication of whether the Package includes controlled substances

2.	Address where Package will be picked up (“Pickup Address”)

3.	Selection of Pickup Interval (defined below)

4.	Address where the Package will be delivered (“Delivery Address”)

5.	Name of the intended recipient, or person authorized to receive the Package on behalf of the intended recipient.

0.	Applicable instructions necessary for Subcontracted Courier to provide appropriate care and maintenance of Packages and to ensure Packages can be used safely once delivered.

1.	Proof of delivery instructions as defined in this SOW, including recipient’s date of birth.

6.	Indication of whether the Package contains controlled or non-controlled substances iii. Pharmacy will prepare all Packages for delivery in a properly sealed, name labeled and tamper proof container (12x16 envelopes, both standard and insulated), which are provided directly to Pharmacy by Medzoomer during the onboarding process (“Standard Containers”). Requests for additional Standard Containers can be submitted by a Pharmacy through the Platform. Pharmacy agrees to only use Standard Containers in connection with Delivery Requests and will not use Standard Containers for any other purposes. Pharmacy may request use of custom containers in lieu of Standard Containers and, if Medzoomer agrees to provide such custom containers, Medzoomer will invoice Pharmacy for the difference in cost between the customer container and the Standard Container.

b.	Upon submission of a Delivery Request, the intended recipient will receive SMS text messages from Medzoomer, sent to the phone number entered by the Participating Pharmacy. SMS text messages will only contain information relating to the status of the Delivery Request, including a link which allows the recipient to access additional Delivery Request details, and an option to opt-out of future text messages. In the event the phone number provided by Pharmacy is a landline number (i.e. not a mobile number capable of receiving text messages), Subcontracted Courier will attempt to contact the recipient by phone to provide updates regarding the status of Delivery Requests.

c.	Delivery of Packages

i.	Upon receipt of a Delivery Request, Subcontracted Courier will pick up Packages at the Pickup Address during the selected Pickup Interval.

ii.	Subcontracted Courier will make commercially reasonable efforts to complete the Delivery Request within three (3) hours of picking up the Package.

.	In accordance with Medzoomer’s standard practices and procedures and as further defined in this SOW, Medzoomer agrees to use commercially reasonable efforts to obtain a digital or physical signature as proof of delivery, as indicated by the Pharmacy for each Delivery Request.

iii.	Pharmacy acknowledges that the ability of Medzoomer to obtain a signature is limited by circumstances out of the control of Medzoomer. If Medzoomer is unable to obtain a signature after commercially reasonable efforts, a Failed Delivery will result, as described below.

iv.	Restrictions

1.	Subcontracted Couriers will be available to receive Delivery Requests Monday through Friday.

2.	Subcontracted Couriers are available to pick up Packages from each Pharmacy during 1 available interval (“Pickup Interval) occurring at 1:00 PM local time. Pharmacy will have all Packages designated for delivery at a given Pickup Interval properly packaged and prepared for retrieval by a Subcontracted Courier within 15 minutes of the selected Pickup Interval (the “Pickup Interval Period”). If any Packages are not ready for retrieval by a Subcontracted Courier within the Pickup Interval Period, Medzoomer will bill Pharmacy in 15-minute increments for the time a Subcontracted Courier is required to wait for the Packages to be ready for retrieval. Medzoomer does not support pickup of Packages outside of the mutually approved Pickup Intervals.

3.	Any Delivery Requests that are outside of a 50-mile radius of the Pharmacy that initiated the request will be accepted at the discretion of the Subcontracted Couriers.

4.	Any Package that a Subcontracted Courier is unable to deliver for any reason other than due to Medzoomer or Subcontracted Courier’s negligence (each a “Failed Delivery”) will be returned to originating Pharmacy on the same day it is picked up for delivery. For purposes of returning a Failed Delivery to the originating Participating Pharmacy, Pharmacy agrees to make Pharmacy personnel available to receive the returned Package or to provide a secure drop box where Vendor Partner can deposit the Package

5.	In the event a Subcontracted Courier is unable to complete a Delivery Request because of a lost package attributable to the negligence of Subcontracted Courier, Medzoomer will reimburse Pharmacy for the actual costs of such lost Package, not to exceed five hundred dollars ($500) per lost prescription. Further, if Package contained a controlled substance, Medzoomer will report the lost or stolen item(s) to the police.

0.	Subcontracted Couriers will not deliver any alcoholic beverage or tobacco product.

d.	Medzoomer Obligations

i.	Reporting – Medzoomer will provide its standard package of reports accessible by Pharmacy and/or Participating Pharmacies through the Platform. Those reports include an audit report and a delivery report.

ii.	Implementation and Training – Medzoomer will provide the following implementation and training resources to Pharmacy and each Pharmacy under this SOW:

1.	Self-guided training videos designed to provide an overview of the Platform

2.	Tamper evident packaging

3.	Phone-based launch support

iii.	Subcontracted Couriers

1.	Pharmacy and Participating Pharmacies acknowledge that Medzoomer provides a service for facilitating and monitoring delivery services, and that the delivery of Packages will be performed by Subcontracted Couriers as subcontractors of Medzoomer under the terms of the Agreement. Consistent with its obligations in this SOW, Medzoomer reserves the right to select the specific Subcontracted Couriers that will perform Delivery Services for a given Delivery Request. Medzoomer is responsible for Subcontracted Couriers’ compliance with the obligations of the Agreement and this SOW.

2.	All Subcontracted Couriers who provide Delivery Services under this SOW will have a current valid state license to operate personal or commercial vehicles (as applicable).

1.	All Subcontracted Couriers will have access to use a safe, well-maintained and fully licensed automobile or delivery truck that is lawfully owned, leased or rented by Subcontracted Couriers. 4. Medzoomer will be solely responsible for compensating Subcontracted Couriers who perform Delivery Services under this Agreement. Pharmacy and Participating Pharmacies will not be responsible for compensation, benefits, or payroll taxes with respect to any Subcontracted Courier personnel.

5.	Medzoomer or Subcontracted Couriers will provide workers’ compensation, automobile, and liability insurance coverage for all Subcontracted Couriers who provide Delivery Services under this SOW in accordance with industry standard limits and applicable law.

6.	All Subcontracted Couriers will be appropriately dressed and act in a business-like manner.

7.	The following requirements must be met for Subcontracted Courier:

●	Minimum Age is twenty-five (25) with a clean national and local background check.

●	Subcontracted Courier’s vehicle must be model year 2005 or newer.

●	Medzoomer provides HIPAA training for Subcontracted Couriers.

5.	Fees

a.	For performance of the Delivery Services or in connection with a Failed Delivery, Pharmacy will pay Medzoomer for each Delivery Request or for each Failed Delivery, based on Travel Distance. As used in this SOW, Travel Distance is the distance, measured in miles, between the address of either: (i) the Pickup Address and the first Delivery Address, (ii) a completed Delivery Request and the next closest Delivery Address, or (iii) a Completed Delivery Request and the Pharmacy which initiated the Delivery Request (for purposes of a Failed Delivery).

i.	If within 10-mile Travel Distance:

1.	25 or fewer daily Delivery Requests - $7.50 Initial Delivery/Failed Delivery Fee

2.	26 or more daily Delivery Requests - $6.50 Initial Delivery/Failed Delivery Fee

ii.	If more than 10-mile Travel Distance:

1.	25 or fewer daily Delivery Requests - $1.25 per mile of Travel Distance.

2.	26 or more daily Delivery Requests - $1.00 per mile of Travel Distance.

For facility deliveries, where Packages are delivered to multiple recipients at a single Delivery Address:

i.	If within 10-mile Travel Distance:

1.	25 or fewer daily Delivery Requests - $7.50 Initial Delivery/Failed Delivery Fee + $0.50 for each additional recipient.

2.	26 or more daily Delivery Requests - $6.50 Initial Delivery/Failed Delivery Fee + $0.50 for each additional recipient.

ii.	If in excess of 10-mile Travel Distance:

1.	25 or fewer daily Delivery Requests - $1.25 per mile of Travel Distance + $0.50 for each additional recipient.

2.	26 or more daily Delivery Requests - $1.00 per mile of Travel Distance + $0.50 for each additional recipient.

For apartment deliveries, where Packages are delivered to different units:

i.	If within 10-mile Travel Distance:

1.	25 or fewer daily Delivery Requests - $7.50 Initial Delivery/Failed Delivery Fee + $3 for each additional unit.

2.	26 or more daily Delivery Requests - $6.50 Initial Delivery/Failed Delivery Fee + $3 for each additional unit.

ii.	If in excess of 10-mile Travel Distance:

1.	25 or fewer daily Delivery Requests - $1.25 per mile of Travel Distance + $3 for each additional unit.

2.	26 or more daily Delivery Requests - $1.00 per mile of Travel Distance + $3 for each additional unit.

b.	The fees described above assume a minimum number of Delivery Requests are submitted by Pharmacy on selected delivery days. For any given day when Pharmacy submits a Delivery Request, Pharmacy agrees to submit a minimum of ten (10) Delivery Requests on that day. If Pharmacy has more than one Pickup Interval, Pharmacy agrees submit a minimum of 5 Delivery Requests for each applicable Pickup Interval. If Pharmacy fails to meet this minimum number of daily Delivery Requests or fails to meet the minimum number of Delivery Requests applicable to each Pickup Interval, Pharmacy and Medzoomer agree to meet and discuss adjustments to applicable Delivery Service fees within the same month in which the failure occurred. If Pharmacy and Medzoomer are unable to agree to adjustment to applicable Delivery Service fees, Medzoomer may elect to terminate this SOW.

c.	Medzoomer reserves the right to increase fees associated with Delivery Services described above on a quarterly basis, not exceed a ten percent (10%) increase in any one quarter. In the event of such a price increase, Medzoomer will provide 15 days advance written notice of the amount of any price increase.

d.	Invoicing – Medzoomer will invoice Pharmacy twice a month for the total fees generated from all Delivery Services or Failed Deliveries in the preceding month or other fees described in this SOW. Pharmacy agrees to pay all invoices in a timely manner and in accordance with the terms of the Agreement.

The terms and conditions contained in this SOW and the Agreement constitute the parties’ complete understanding and agreement relating to the subject matter hereof. Notwithstanding anything to the contrary in the Agreement or elsewhere, in the event of a conflict between this SOW and the Agreement, the Agreement will control. No other terms and conditions, beyond those contained herein, will be valid unless mutually agreed to by Pharmacy and Medzoomer in a writing signed by authorized representatives of each party.

The Parties have caused this SOW to be executed by their duly authorized representatives as set forth below.

COMMUNITY SPECIALTY PHARMACY		Medzoomer, Inc. Pharmacy

By:	/s/ DOMINIQUE NGUYEN	By:
Name:	DOMINIQUE NGUYEN	Name:	Marvin Kloss
Title:	PHARMACIST-IN-CHARGE	Title:	CEO
Date:	2/6/2023	Date: